                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
PFSB Bancorp, Inc.
Palmyra, Missouri

We consent to the incorporation by reference in the Registration Statement No. 333-35020 on Form S-8 of PFSB Bancorp, Inc. of our report dated November 28, 2001, relating to the consolidated statements of financial condition of PFSB Bancorp, Inc. as of September 30, 2001 and 2000 and the related consolidated statements of income, equity and cash flows for the years then ended.

                                          /s/ Moore, Horton & Carlsen, P.C.
                                          --------------------------------------
                                          Moore, Horton & Carlsen, P.C.



Mexico, Missouri
December 28, 2001